Exhibit 99.2

COMPANY INTERVIEW

Cyanotech Corporation (CYAN)

GERALD R. CYSEWSKI is Chairman, President and Chief Executive Officer of Cyanotech Corporation. He received a Bachelor of Science degree in Chemical Engineering from the University of Washington in 1971 and a Doctorate in Chemical Engineering from the University of California at Berkeley in 1976. His doctoral thesis was in the area of bioengineering. Dr. Cysewski began his work with microalgae in 1976 as Assistant Professor in the department of Chemical and Nuclear Engineering at the University of California at Santa Barbara. Dr. Cysewski worked with a grant from the National Science Foundation to develop a culture system for blue-green algae. He soon realized the immense potential of microalgae for the manufacture of varied, high-value commercial products. The challenge lay in developing a process to grow and harvest microalgae products on a large commercial scale – reliably, consistently and with exceptional product quality. Over several years, he worked to perfect the process including a period as group leader of microalgae research at Battelle Northwest. Dr. Cysewski co-founded Cyanotech Corporation in 1983 in Washington State. He initially served as the company’s Scientific Director and became President and CEO of Cyanotech in 1990. As the company’s Scientific Director, he sought the optimum site to launch commercial production of microalgae and found the Kona coast of Hawaii, a region with abundant sunlight virtually year-round, a ready source of pure water from island aquifers, deep-ocean seawater nearby to fuel a new patented chill-drying technology, access to international transportation and skilled labor. Cyanotech’s location combined with its advanced technology makes it the premier producer of microalgae in the world and a company with a bright future.

SECTOR - BIOTECHNOLOGY

(ZAP606) TWST: Would you begin with a brief historical sketch of Cyanotech Corporation and a picture of the things you’re doing at the present time?

Dr. Cysewski: Cyanotech Corporation was established in 1983 with a vision to harness the immense power of microalgae. Cyanotech is a microalgae company and all of our products and technology are based on microscopic algae. Microalgae form a largely unexplored and unexploited renewable natural resource. There is a tremendous potential for microscopic algae because there are over 30,000 diverse species, with a wide range of physiological and biochemical characteristics, and they can produce anything from foods and feeds to pharmaceuticals. Microalgae are extremely productive, sometimes growing 100 times faster than land plants.

In 1984 we located our production facility on the Kona Coast of Hawaii. Since that time our facility has become a premier operation and has grown to 90 acres. This move was of strategic importance because Kona is the ideal place to grow microalgae and provides Cyanotech with a competitive advantage — an optimal manufacturing location. Favorable growing conditions include a consistently warm temperature throughout the year and very little rainfall. We get more sunlight than any other coastal location in the United States. We also have access to a very unique resource, cold deep seawater pumped up from a depth of 2,000 feet. We use this as a nutrient source in our cultures, as well as a source of cooling in some of our processes. We have patents surrounding the use of cold seawater. For instance, ocean chill drying allows us to dry our microalgae products without any oxidative damage.

Over the last 21 years, Cyanotech Corporation has established itself as a leader in microalgae production technology. We are the largest commercial producer of natural astaxanthin from microalgae. We have multiple product lines. BioAstin®, a natural astaxanthin product, is a powerful antioxidant with expanding applications as a human nutraceutical. NatuRose®, also a natural astaxanthin, is used in the aquaculture market and the animal feed industries. Spirulina Pacifica®, which is a nutrient-rich dietary supplement, was the company’s first major product. In addition, we produce natural phycobiliproteins, which are highly fluorescent pigments used as tags or markers in many kinds of biological assays in the small but stable immunological diagnostics market.

TWST: How big are microalgae?

Dr. Cysewski: The definition of microalgae is you need a microscope to see the cells, so they’re very small – not discernible to the naked eye, so to speak.

TWST: And how cold is cold deep seawater?

Dr. Cysewski: It’s about 50º Fahrenheit when it’s pumped up.

TWST: What properties does it have that make it so useful?

Dr. Cysewski: It’s very rich in nutrients compared to surface seawater. For instance, its phosphate levels are about 10 times higher than surface seawater. It’s also a very good source of trace elements. Essentially all of the 96 stable elements are found in the deep seawater. In addition, the cold sea water is utilized in our patented ocean chill drying process. It’s also an extremely cost effective cooling method.

“There is a tremendous potential for microscopic algae because there are over 30,000 diverse species, with a wide range of physiological and biochemical characteristics, and they can produce anything from foods and feeds to pharmaceuticals. Microalgae are extremely productive, sometimes growing 100 times faster than land plants.”

TWST: Regarding the 30,000 kinds of algae, how many kinds have you accessed to do what you’re doing?

Dr. Cysewski: Commercially, we’re currently culturing two species; Spirulina, the nutrient-rich dietary supplement, and Haematococcus, from which we produce astaxanthin. We’re examining a number of other microalgae for potential new products and applications. We see a market expanding to include such areas as personal care products, cosmetics, suncare products, general health supplements and sports nutrition.

TWST: Why did you pick the two that you did pick?

Dr. Cysewski: When we first entered the business in the 1980s, we focused our initial efforts and resources on Spirulina, which had an established health food and human nutraceutical application. At that time, most of the Spirulina available was coming in from Mexico and was a rather low quality product. We felt we could produce a much higher quality product — more efficiently and cost effectively — which would give us a competitive edge in the market place. Our strategy to develop the culture process resulted in the production of a higher yielding, higher quality strain of Spirulina and led to our development of proprietary manufacturing processes. Our decision to focus our efforts around the cultivation of Haematococcus was due to the large market for astaxanthin in the aquaculture market. However, we soon learned that natural astaxanthin is a very potent antioxidant and also has anti-inflammatory properties. As a result, we saw a tremendous market potential in the human nutraceutical industry. That potential is still evident and is, in fact, growing.

TWST: Is Kona, Hawaii the only place, or simply the best place to do the kind of work that you’re doing?

Dr. Cysewski: Not only is it the best place, but the Kona Coast provides a competitive advantage to Cyanotech — a location uniquely suited to the cultivation of microalgae on a year-round basis. Spirulina is currently being cultured in Southern California and in a number of places in China and in Taiwan. Haematococcus is being cultured in Israel and also, if you can imagine, in Sweden. However, in Sweden they are using inside fermenters with artificial light. Our innovative and proprietary production and harvesting technologies utilize natural production methods and resources wherever possible.

TWST: Is there a competitive landscape, and if so could you describe it?

Dr. Cysewski: There has been competition in the Spirulina market since we established our production facility in 1984. In the mid-1990s a number of operations began in China. They are producing a low-cost but inferior grade of Spirulina. There is also some production that has begun in India. Our biggest single competitor, Earthrise, is located in Southern California, and is owned by a large Japanese company, Dainnippon Ink & Chemical Company. It is a somewhat crowded playing field in the Spirulina market; but, within that market we are the world leader in production of the highest grade Spirulina product, Spirulina Pacifica. As for the natural astaxanthin market, there is limited competition. For example, NatuRose, our natural astaxanthin product for the aquaculture and animal feed markets, primarily competes with astaxanthin which is synthesized from petrochemicals. We have seen our natural-based NatuRose product outperform synthetic astaxanthin in efficacy in Japanese aquaculture feed programs. As for BioAstin, while there are other companies producing natural astaxanthin from Haematococcus, they all individually have limited production capacity. Cyanotech by far has the largest production capacity and the lowest production cost.

TWST: Could you outline your strategy for the next three years?

Dr. Cysewski: Our strategy for the next three years is first of all to focus on business-to-business sales, working with large supplementand animal feed companies in the US and throughout the world that will incorporate our high quality products into their products. Our strategy is to maintain our Spirulina market share, and although this is a rather crowded marketplace, we have a reputation for the highest quality Spirulina in the world. Where we’re really making a push is in our natural astaxanthin products — our NatuRose product for incorporation into animal feeds for farmers and producers of fish who want natural products in their feeds, and then BioAstin, which is natural astaxanthin for the human nutrition market.

“We’re examining a number of other microalgae for potential new products and applications. We see a market expanding to include such areas as personal care products, cosmetics, suncare products, general health supplements and sports nutrition.”

BioAstin is an emerging product with emerging applications that has tremendous potential. Natural astaxanthin has been scientifically shown to increase muscle endurance and we see potential application in the sports nutrition market. America’s population is maturing and the Baby-Boom generation is looking for natural, alternative products that can help them live healthier, longer lives, perform better and to live free of pain. A growing body of science supported by independent clinical trials demonstrates that natural astaxanthin and Spirulina are the right products to serve the needs of this population. Natural astaxanthin has been shown to be beneficial for increasing muscle endurance and helping with the effects of Rheumatoid Arthritis. Spirulina is a very rich source of mixed carotenoids, such as beta carotene. In addition, Spirulina contains potent anti-viral compounds, which have been linked to the reduced incidence of certain cancers, and is a zeaxanthin, which is essential for eye health. Our natural products are uniquely positioned to hit the sweet spots of the nutritional supplement market

Independent clinical studies are validating what we have known all along. It takes time for the science to support the theories and ultimately filter back to the consumer markets. Natural astaxanthin is a relatively new consumer product. In 1999, we were the first company to gain FDA clearance for natural astaxanthin for sale of our BioAstin product into the human supplement market. We believe that the base of consumers will continue to grow as new applications are uncovered for this product. Over the next few years, we will continue to support the science which validates the applications for both natural astaxanthin and Spirulina. This is something that we’re very excited about, because at the end of the day, it’s the supporting science that promotes consumer demand which leads to sustainable revenue growth over time.

TWST: Could you elaborate on what it is and what it could do for people?

Dr. Cysewski: BioAstin has three unique properties. First of all, it’s a very powerful antioxidant, and studies have shown that it’s probably one of the most potent natural antioxidants known. Second it has anti-inflammatory properties, and third, it can cross the blood-brain barrier and deliver these health benefits directly to the central nervous system. Cyanotech has completed six clinical trials and through these trials we have demonstrated that BioAstin is very effective in relieving the symptoms of Rheumatoid Arthritis and Carpal Tunnel Syndrome. We also completed a trial in which it was established that oral consumption of BioAstin increased the skin’s resistance to UV radiation. We hold patents on the applications for UV protection and Carpal Tunnel Syndrome.

There have also been several other clinical studies on natural astaxanthin completed by independent third parties. These have included studies in which natural astaxanthin was found to enhance muscle endurance, enhance the body’s immune system and relieve ulcer inflammation in the stomach that can lead to infection to ulcers caused by bacteria known as helicobacter.

“Our strategy for the next three years is first of all to focus on business-to-business sales, working with large supplement and animal feed companies in the US and throughout the world that will incorporate our high quality products into their products.”

TWST: Are there any other algae that you’ll be working on, or are the two you’re working on enough for a while?

Dr. Cysewski: Over the next couple of years we’re going to be concentrating on the potential applications for Haematococcus in BioAstin and NatuRose. However, we do have other algal strains, as I mentioned, that we’re going to be examining intensely for some new nutraceutical products. For competitive reasons we can’t name the algae specifically, but we see a market with broad potential. With over 30,000 diverse species of microalgae to work from, our expertise in microalgae places us ingood stead to determine which strains have potential. It should be noted that we have developed the proprietary manufacturing processes to culture microalgae in large quantities at profitable levels. Most of our processes adapt easily to the culture of other microalgae species.

“BioAstin is an emerging product with emerging applications that has tremendous potential. Natural astaxanthin has been scientifically shown to increase muscle endurance and we see potential application in the sports nutrition market.”

TWST: With 30,000 types of algae out there, does this mean that we’ve hardly tapped the potential?

Dr. Cysewski: Absolutely. We feel that microalgae represent the frontier of an untapped natural resource and Cyanotech is pioneering the technology to tap that resource. Not only is it possible to produce nutraceuticals and feed supplements from microalgae, but we see a day when even pharmaceuticals could be produced by microalgae. The implications are vast.

TWST: Are there any dangers to them posed by all the well known environmental problems that there are out there?

Dr. Cysewski: There are certainly dangers involved if you don’t know what you’re doing or if you produce microalgae under less-than-strict conditions. Cyanotech produces its microalgae under very strict quality controlled parameters, with a registered quality system. In fact, we were the first company to receive the ISO 9002 Registered Quality System rating for microalgae production. Before anything leaves our facility it goes through complete quality assurance testing.

Microalgae are a little bit like mushrooms. Most strains of microalgae can produce some very beneficial, very healthful products.However there are a few species that can actually produce toxins, just like mushrooms, so you have to be very careful and know what you’re doing and maintain what are called uni-agricultures; i.e. grow only what you want to grow.

That’s why, if you look at wild harvests of microalgae, there is the potential for problems. Some species with toxins, microcystins, can lead to liver damage. There are some reported cases in which dogs inadvertently drank water that had been infected with toxic strains of microalgae that led to their death. You’ve likely heard of ‘red tide’ or shellfish poisoning, which is attributable to wild microalgae. With proper technology, such as that which Cyanotech has pioneered, we can produce and culture the microalgae that have the sought after beneficial effects.

TWST: Of the various things you’re working on, where would you say the greatest potential or opportunity lies?

Dr. Cysewski: Of our current products, the greatest potential lies with the natural astaxanthin products. We feel we have a strong competitive advantage there. And of the natural astaxanthin products, we feel that BioAstin has the greatest potential for increasing revenues and profit.

Beyond that, we’re looking at some other microalgae products that we feel could have equal or greater potential than BioAstin.

“Microalgae represent the frontier of an untapped natural resource and Cyanotech is pioneering the technology to tap that resource. Not only is it possible to produce nutraceuticals and feed supplements from microalgae, but we see a day when even pharmaceuticals could be produced by microalgae. The implications are vast.”

TWST: What about problems and challenges? What might worry you or concern you in the next few years?

Dr. Cysewski: While we feel that we have a competitive advantage with our natural astaxanthin production, we are not naïve enough to think that, moving forward, people will not develop technology that could challenge us, so we’re continually improving our production technology. Also we are continually looking at new products. Products have a life cycle and we intend to continue the development of products that will give us a robust and varied product pipeline to keep the company moving ahead and growing in revenue.

TWST: What are your thoughts on alliances, partnerships, mergers and acquisitions?

Dr. Cysewski: As always, we will consider any business combination that would potentially result in a strengthening of our profit potential and return for our shareholders. In addition, we are always open to working with other companies through alliances or joint ventures for the production of various products from microalgae.

TWST: Do you visualize the company being acquired by another company at some time?

Dr. Cysewski: Not at this point in time. We would, of course, entertain any offers that are in the best interests of our shareholders and would maximize shareholder value.

TWST: Where would you expect the company realistically to be three years from now, and what would be the milestones possibly along the way for investors to look for?

Dr. Cysewski: Right now we are very diligently working on the expansion of our natural astaxanthin production by converting 10 of our Spirulina culture ponds to astaxanthin production. Upon completion, the converted ponds will increase our flexibility to adjust production as required to respond to the varying demands of the marketplace. This conversion is scheduled to be completed by the end of this calendar year. So that’s one milestone that’s in the short-term.

As we move forward, I would expect that a greater proportion of our revenues would start to come from our natural astaxanthin sales, in the form of a combination of NatuRose and BioAstin, and then moving further I think investors could look for a greater portion of our sales coming from our nutraceutical astaxanthin product, BioAstin.

TWST: As a PhD who is running a company, do you still have time for science?

Dr. Cysewski: Running a company takes a great deal of my time and concentration, as I’m sure you’re aware. But, I make it a practice to stay abreast of the science and make contributions. I still attend process improvement conferences and while I may lack the time to do any of the detailed work, I feel I can make suggestions and guide the science.

TWST: I believe you earned a PhD at Berkeley.

Dr. Cysewski: I did; in chemical engineering. My specialized research was in the area of biochemical engineering. I developed large-scale commercial processes to produce products from microorganisms.

TWST: So you were aware when you were doing that of the direction in which you were headed.

Dr. Cysewski: When I first began my studies, I didn’t really know about microalgae. My work was concentrated on alcohol fermentation and conversion of waste cellulose to sugars, and then fermenting to alcohol as an alternative fuel. I taught for a few years at UC Santa Barbara, and that’s where I started doing work with microalgae.

TWST: Could you tell us about the other elements in your career that led you to be doing what you’re doing right now?

Dr. Cysewski: After I left Berkeley and alcohol fermentation, I was somewhat tired of that general area. I didn’t see where it had much potential. I spent a summer in the library and encountered this class of organisms, microalgae, and saw that little modern engineering technology had been applied to producing products from microalgae. I saw potential where no one else seemed to, at least at that point. I put together a grant that was funded by the National Science Foundation and that was the beginning of my career in working in microalgae. From the University of California I was hired by a company called Battelle Northwest, a division of The Battelle Memorial Institute, and headed up their microalgae research group. In 1983 I decided that in order to harness the immense power of microalgae, more resources than we had in the research group were required — it required the resources of a company. Thus, Cyanotech was founded.

“Our natural products are uniquely positioned to hit the sweet spots of the nutritional supplement market and address the varying needs of a population that demands products that will help them alleviate pain, play longer and enjoy all that life has to offer.”

TWST: Could you tell us about the backgrounds and the expertise of a couple of your colleagues?

Dr. Cysewski: We have put together a world class team  of professionals. Our Vice President of Operations, Glenn Jensen,  has been with the company for over 20 years. We hired him from a  company in California that was attempting to produce Spirulina,  but didn’t quite make it. Glenn is the brains behind all of our process equipment. Not only has he put them together, he keeps them running to maximize our facilities and production. Jeff Sakamoto is our Vice President of Finance & Administration and has been with the company for nine years. He served as the company’s corporate controller prior to his promotion to CFO and has over 25 years in private industry accounting. His guidance to the corporation is highly valued. Robert Capelli, our Vice President of Sales, is rather new to the company, having been with us for three years; but he is an industry veteran, with over 15 years’ experience with sales in the natural products industry. We are fortunate to have a team with such depth.

TWST: How many people do you have on staff overall?

Dr. Cysewski: 65 people.

TWST: In general, in terms of recruiting the absolutely best people, is being in Hawaii very much of an advantage to you?

Dr. Cysewski: It is and it isn’t. One thing we find when we’re recruiting at higher levels is that we’re always amazed to find out how many people have moved to Hawaii and are under-employed. So when we’re looking for a biologist or a scientist, we find people who may be waiting tables who have either a Bachelor’s or a Master’s degree and are very grateful to have a job in which they can practice their science.

Certainly at the very senior levels we start here in Hawaii and then advertise on the mainland. And although Hawaii is a very desirable place to live, it tends to be a little bit expensive — not expensive compared to Southern California, but certainly expensive compared to some places in the middle of the country or even on the East Coast.

TWST: But you’ve managed to attract a very capable group.

Dr. Cysewski: More than capable. Our management team and our employees collectively comprise a competitive advantage. Collectively, we know more about microalgae production than any of our competitors and we operate in a unique location that provides us with yet another competitive advantage.

TWST: Do you see any need to improve the company’s capital structure?

Dr. Cysewski: Not at this time. We’ve been profitable for the last four quarters. We are going through an expansion project, investing in our production facilities, and all of that is currently being funded by internal operating funds.

TWST: Have you gotten your message out to the investment community at all?

Dr. Cysewski: Yes, we have. We have been largely focused over the last year in returning our company to profitability. We have been successful in this measure. We have partnered with an investor relations firm in order to tap resources we otherwise might not have had access to. We are looking at Wall Street conference opportunities that we can attend and we plan to be on the road in the 2005 time frame. We utilize every opportunity to speak with investors and believe firmly that investors should take a closer look at our company, now rather than later.

TWST: What would be the three or four best reasons for the long-term investor in particular to take a very good look at Cyanotech?

Dr. Cysewski: We have designed, developed and implemented proprietary production and harvesting technologies, systems and processes that position us with a compelling competitive advantage. We’re a commercially-operating company, making a profit. I believe that we have the potential to grow both revenue and profit moving forward with our natural astaxanthin products. The potential that I saw in the early 1980s for microalgae to produce a wide variety of products, and ultimately develop a significant revenue base that is very large, has not abated. Quite simply, as I mentioned earlier, our natural products are uniquely positioned to hit the sweet spots of the nutritional supplement market and address the varying needs of a population that demands products that will help them alleviate pain, play longer and enjoy all that life has to offer.

TWST: Is there anything you’d like to add, particularly with regard to the company’s long-term objectives or vision?

Dr. Cysewski: One thing that is very evident in today’s market for nutritional supplements is that science drives sales. Looking ahead, we will be investing in more clinical trials and will continue the development of a very sound, scientific basis for the efficacy of our products. We have the budget to move ahead with future clinical trials on natural astaxanthin, and we intend to continue this with the new products that we introduce. The result, we believe, will be a solid foundation of science to validate and support the sale of our products. None of this happens overnight, but we are uniquely positioned to move forward and capitalize on all that we have developed over the last 22 years. We are extremely excited by our prospects.

TWST: Thank you. (MC)

GERALD R. CYSEWSKI

Chairman, President & CEO

Cyanotech Corporation

73-4460 Queen Kaahumanu Highway

Suite 102

Kailua-Kona 96740

Hawaii

(808) 326-1353

www.cyanotech.com

e-mail: info@cyanotech.com

Investor Relations Contact:

LAURA GUERRANT

Guerrant Associates

(808) 882-1467

e-mail: lguerrant@guerrantir.com

Corporate Profile

	Ticker (exchange)	CYAN (NASDAQ)
Cyanotech Corporation	Price close 12/01/04
12 Months Price Range

Corporate Headquarters		Corporate Officers
73-4460 Queen Kaahumanu Hwy.		Gerald R. Cysewski, Ph.D.
Suite #102		Chairman, President, CEO
Kailua-Kona, HI 96740
Jeffrey H. Sakamoto
Phone:	(808) 326-1353	VP, Finance & Administration
Web:	www.cyanotech.com.
Glenn D. Jensen
Investor Relations Contact		VP, Operations
Laura Guerrant - Guerrant Associates
(808) 882-1467		Robert J. Capelli
lguerrant@guerrantir.com		Vice President - Sales

Corporate Business Description

Cyanotech Corporation, a world leader in microalgal technology,  produces high-value natural products from microalgae and is the world’s largest commercial producer of natural astaxanthin (pronounced “astazanthin”) from microalgae. Products include BioAstin® natural astaxanthin, a powerful antioxidant with expanding applications as a human nutraceutical; NatuRose® natural astaxanthin for the aquaculture and animal feed industries; Spirulina Pacifica®, a nutrient-rich dietary supplement; and phycobiliproteins, which are fluorescent pigments used in the immunological diagnostics market. Spirulina Pacifica and BioAstin are sold directly online through the Company’s website, www.nutrex-hawaii.com, as well as through resellers in over 30 countries worldwide. There are more than 30,000 diverse species of microalagae, with a wide range of physiological and biochemical characteristics. Technical information for the Company’s phycobiliproteins products is available at www.phycobiliprotein.com.

Company Highlights

• Competitive advantages:

• Proprietary production and harvesting technologies, systems and processes

• Kona coast of Hawaii provides optimal manufacturing location

• Self funded R&D from current operations

• BioAstin®: Growth product - introduced in 1999, expanding applications

• NatuRose®: Growth product - introduced in 1997, natural alternative to synthetic pigments for animal nutrition

• Spirulina Pacifica®: Anchor product since 1984, produced commercially, recognized for highest quality

• Self funded capital expansion project – increase natural astaxanthin production by 70%

• Flexible manufacturing processes enable company to balance optimal product mix based on varying market demands

Products and Markets

• BioAstin® — Natural Astaxanthin

A powerful antioxidant with benefits surpassing many of the leading vitamins and beta-carotene, and with indications of health benefits for carpal tunnel syndrome, rheumatoid arthritis, protection from sunburn, and immune response, among others

Market - Human Dietary Supplement BioAstin addresses varied markets, from suncare products (est. at $500 million annually) to rheumatoid arthritis (with two million Americans afflicted) to Carpal Tunnel Syndrome (with three million Americans afflicted) to the general health and sports nutrition markets.

• NatuRose® Natural Astaxanthin

A red pigment used as a feed ingredient for the aquaculture feed industry to impart color to the flesh of pen-raised fish and shrimp and for the animal feed industry such as in poultry feed formulations to naturally pigment the yolk of chicken eggs. Competes with synthetic astaxanthin, which is made from petrochemicals. Demand for natural astaxanthin is being driven by consumers.

Market - Aquaculture/Animal Feed/Pigments The synthetic astaxanthin market is estimated at $200 million annually. NatuRose competes in effectiveness and price, and exceeds synthetic astaxanthin in efficacy in Japanese aquaculture feed programs, such as for the popular “Tai” or Sea Bream.

• Spirulina Pacifica®

A nutrient-rich dietary supplement, Cyanotech’s unique strain is a vegetable-based, highly absorbable source of phytonutrients, B vitamins, gamma linolenic acid (GLA), protein and essential amino acids.

Market - Health and Natural Foods Cyanotech is the world leader in production of the highest grade Spirulina product, Spirulina Pacifica. Sales are spread widely throughout the US and 18 other countries.

• Phycobiliproteins

Highly fluorescent pigments used as tags or markers in many kinds of biological assays in the immunological diagnostics market for the medical and biotechnology research industries.

Market - Immunological Diagnostics A small but stable research and diagnostics market.

Cyanotech Clinical Trials and Patents

• Rheumatoid Arthritis

• Carpal Tunnel Syndrome (CYAN US Patent #6,258,855)

• Muscle/Joint Soreness

• UV Protection (CYAN US Patent #6,433,025)

• CYAN US Patent #6,344,214 ~ Method for Retarding and Ameliorating Fever Blisters and Canker Sores

• In Vitro Antioxidant Study

• Blood Chemistry Safety Study

FY 2005 – 2006 Strategy and Goals

• Focus on Business-to-Business Sales

• Human nutraceuticals - Science Drives Sales – Invest in clinical trials to support expanding applications of natural astaxanthin

• Expand natural astaxanthin production and sales

• Maintain Spirulina market share

• Research efficacy of new algal strains

• Apply company’s technology to commercialization of new algal strains.

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